AMENDMENT TO EXHIBIT A

SCHEDULE OF SERIES

The undersigned hereby certifies that he is an authorized signer of the Invesco Exchange-Traded Self-Indexed Fund Trust (the “Trust”), and that the following funds are included under the Fund Administration and Accounting Agreement dated December 19, 2017, and as subsequently amended, by and between the Trust and the Bank of New York Mellon.

June 14, 2018

1.	Invesco BulletShares® 2018 Corporate Bond ETF
2.	Invesco BulletShares® 2018 High Yield Corporate Bond ETF
3.	Invesco BulletShares® 2019 Corporate Bond ETF
4.	Invesco BulletShares® 2019 High Yield Corporate Bond ETF
5.	Invesco BulletShares® 2020 Corporate Bond ETF
6.	Invesco BulletShares® 2020 High Yield Corporate Bond ETF
7.	Invesco BulletShares® 2021 Corporate Bond ETF
8.	Invesco BulletShares® 2021 High Yield Corporate Bond ETF
9.	Invesco BulletShares® 2022 Corporate Bond ETF
10.	Invesco BulletShares® 2022 High Yield Corporate Bond ETF
11.	Invesco BulletShares® 2023 Corporate Bond ETF
12.	Invesco BulletShares® 2023 High Yield Corporate Bond ETF
13.	Invesco BulletShares® 2024 Corporate Bond ETF
14.	Invesco BulletShares® 2024 High Yield Corporate Bond ETF
15.	Invesco BulletShares® 2025 Corporate Bond ETF
16.	Invesco BulletShares® 2025 High Yield Corporate Bond ETF
17.	Invesco BulletShares® 2026 High Yield Corporate Bond ETF
18.	Invesco BulletShares® 2026 Corporate Bond ETF
19.	Invesco BulletShares® 2027 Corporate Bond ETF
20.	Invesco BulletShares® 2028 Corporate Bond ETF
21.	Invesco BulletShares® 2021 USD Emerging Markets Debt ETF
22.	Invesco BulletShares® 2022 USD Emerging Markets Debt ETF
23.	Invesco BulletShares® 2023 USD Emerging Markets Debt ETF
24.	Invesco BulletShares® 2024 USD Emerging Markets Debt ETF
25.	Invesco Defensive Equity ETF
26.	Invesco Emerging Markets Debt Defensive ETF
27.	Invesco Emerging Markets Debt Value ETF
28.	Invesco Corporate Income Defensive ETF
29.	Invesco Corporate Income Value ETF
30.	Invesco Investment Grade Defensive ETF
31.	Invesco Investment Grade Value ETF
32.	Invesco Multi-Factor Core Fixed Income ETF
33.	Invesco Multi-Factor Core Plus Fixed Income ETF
34.	Invesco Multi-Factor Large Cap ETF
35.	Invesco Strategic US ETF
36.	Invesco Strategic US Small Company ETF
37.	Invesco Strategic Developed ex-US ETF
38.	Invesco Strategic Developed ex-US Small Company ETF
39.	Invesco Strategic Emerging Markets ETF
40.	Invesco U.S. Large Cap Optimized Volatility ETF

Self-Indexed Fund Trust - BNY FAA Agreement with 06.14.18 schedule

INVESCO EXCHANGE-TRADED SELF-INDEXED FUND TRUST

By:	/S/ Daniel E. Draper
(signature)

Daniel E. Draper
(name)

President
(title)

THE BANK OF NEW YORK MELLON

By:	/S/ Gerard Connors
(signature)

Gerard Connors
(name)

Vice President
(title)

Self-Indexed Fund Trust - BNY FAA Agreement with 06.14.18 schedule